SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8 -K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): March 31, 1998
                                                  --------------


                        BIO-REFERENCE LABORATORIES, INC.
                        --------------------------------
               (Exact name of Registrant as specified in charter)



New Jersey               0-15266                  22-2405059
----------               -------                  ----------
(State or other     (Commission File Number)      (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                    Number)


481 Edward H. Ross Drive
Elmwood, New Jersey                                 07407
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Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (201) 791-2600
                                                    --------------
                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events.
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     On March 31, 1998, the Board of Directors of Bio-Reference Laboratories,
Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), and of Series A Senior Preferred Stock, par value $.10 per share ("Senior reference Shares") of the Company. The distribution is payable on March 31, 1998 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-ten-thousandth of a Junior Preferred Share (a "Unit") at a price of $4.00 (the "Purchase Price") per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 31, 1998 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all certificates representing Common Shares and Senior Preference Shares, respectively, then outstanding and no separate Rights Certificates will be distributed. Until the earlier to occur of (i) the close of business on the tenth business day (as such time period may be extended pursuant to the Rights Agreement) following a public announcement that a person or group of affiliated persons (which does not include the Company, any subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) the close of business on the tenth business day following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 25% or more of the outstanding Common Shares.

     The Rights Agreement provides that until the Distribution Date, the Rights will be transferred with and only with the Common hares and the Senior Preference Shares, respectively. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share and new Senior Preference Share certificates issued after the Record Date upon transfer or new issuance of Common Shares and Senior Preference Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares and Senior Preference Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares and Senior Preference Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Shares and the Senior Preference Shares at the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     No Right is exercisable at any time prior to the Distribution Date. The Rights will expiration on March 31, 2008 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

     The Purchase Price payable, and the number of Units of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivision, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     In the event that (i) any person or group of affiliated or associated persons becomes the beneficial owner or 25% or more of the outstanding Common Shares, (ii) any Acquiring Person merges into or combines with the Company and the Company is the surviving corporation or any Acquiring Person effects certain other transactions with the Company, as described in the Rights Agreement, or
(iii) during such time as there is an Acquiring Person, there shall be any reclassification of securities or recapitalization or reorganization of the Company which has the effect of increasing by more than it 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distribution Date and the date of the earliest of any such events, will be void), will thereafter have the right to receive upon exercise Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

     In the event that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     Upon the occurrence of any of the events described in the two immediately preceding paragraphs, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

     At any time after the occurrence of any such event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.05 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10,000 per share but will be entitled to an aggregate payment of 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares and the Senior Preference Shares. Finally in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. No fractional Units will be issued. In lieu thereof, an adjustment in cash will be made based on the per share market price of the Preferred Shares on the last trading day prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), at any time prior to the close of business on the later of (i) the Distribution Date and (ii) the first date of public announcement that a person has become an Acquiring Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Rights Agreement may be amended by the Company without the approval of any holders of Rights certificates, including amendments which add other events requiring adjustment to the purchase price payable and the number of Common Shares or other securities issuable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made at such time as the Rights are not then redeemable which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights could have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, in light of the ability of the Board of Directors to redeem the Rights or amend the Rights Agreement as summarized above.

     A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A, dated as of March 31, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------
     Exhibit No.         Description
     ----------          -----------
          1              Rights Agreement, dated as of March 31, 1998, including
                         Exhibits thereto, between the Company and American
                         Stock Transfer & Trust Company, as Rights Agent.
                         Incorporated by reference from the Company's
                         Registration Statement on Form 8-A dated  March 3,
                         1998, to which it is an exhibit.

          2 The Company's Press Release dated March 31, 1998 relating to adoption of the Company's Shareholder Rights Plan.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 1998         BIO-REFERENCE LABORATORIES, INC.



                              By:_____________________________
                                 Marc D. Grodman
                                 President and Chief
                                 Executive Officer

                                    EXHIBIT 2

                           BIO-REFERENCE LABORATORIES
                     BOARD APPROVES SHAREHOLDER RIGHTS PLAN

ELMWOOD PARK, NJ (April 1, 1998). . . . . . . . . Bio-Reference Laboratories,
Inc (Nasdaq Small Cap-"BRLI") announced that its Board of Directors has unanimously approved the adoption of a Shareholder Rights Plan.

The Shareholder Rights Plan is designed to protect the Company and its shareholders from coercive, unfair and inadequate takeover bids and practices. The plan is designed to strengthen the Board's ability to deter a person or group from attempting to gain control of the Company without offering a fair price and equal treatment to all shareholders.

The Rights initially will trade together with the Company's Common Stock, and will not be exercisable unless certain triggering events occur. Among the triggering events is the acquisition of 25% or more of the Company's Common Stock.

Bio-Reference Laboratories, Inc. is a highly automated computer-driven clinical laboratory serving specialty markets in the New York/Tri-State metropolitan area. The Company performs highly sophisticated testing procedures in addition to high-volume routine testing in clinical chemistry, special chemistry, endocrinology, serology, diagnostic immunology, microbiology, rheumatology, parasitology, cellular immunology, radioimmunoassay, hematology, immunohematology, cytology, anatomic pathology and urinalysis.

The Company's common stock is traded on the Nasdaq Small Cap system under the symbol "BRLI"; its Class A Warrants are traded under the symbol "BRLIW" and its Class B Warrants are traded under the symbol "BRLIZ."